Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN EFFECT IVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE PARENT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

AMENDED AND RESTATED

CONVERTIBLE PROMISSORY NOTE

This Amended and Restated Secured Promissory Note is made and effective as of October 1, 2011, by and between the undersigned note holder (the “Holder”), Media Technologies, Inc., a Nevada corporation (the “Parent”), and Our World Live Inc., a Nevada corporation (the “Borrower”), a wholly-owned subsidiary of Parent.

RECITALS

A.

Whereas, on [_________________] (the Original Note Date”), Borrower executed that certain Convertible Promissory Note in the original principal amount of $25,000 (the “Note”).

B.

Whereas, pursuant to the terms of said Note, the principal and any and all unpaid accrued interest is due and payable in full on or before [_________________] (the “Original Maturity Date”).

C.

Whereas on July 28, 2011, pursuant to the terms of that certain Agreement and Plan of Merger dated June 14, 2011 (the “Merger Agreement”) by and among Parent, OWL Acquisition Inc. (“Merger Sub”), Borrower, certain Major Shareholders of the Borrower (the “Major Shareholders”) and Michael Williams (as "Shareholders' Representative"), Parent acquire Borrower through the Merger of Borrower with and into Merger Sub with Merger Sub being the surviving corporation, and the business of the Borrower continuing through Merger Sub whose name was changed to Our world Live Inc., as a wholly-owned subsidiary of Media Tech.

D.

Whereas, as a result of the Merger, the Parent became and co-borrower and assumed all obligations of Borrower under this Note and the Note is convertible pursuant to its terms, into shares of the common stock of Parent.

E.

Whereas, as of the Effective date hereof, the outstanding unpaid principal and accrued interest due under the Note is [$_________________].

F.

Whereas, Holder, Borrower and Parent desire to amend and restate the original Note to memorialize and evidence (i) that Parent is a co-borrower under the Note, (ii) that the Note is convertible into shares of Parent’s common stock, (iii) that maturity date of the is extended to June 30, 2012, and (iv) to reflect that the Note is not convertible by the Holder until after June 30, 2012.

AGREEMENT

NOW, THEREFORE, for good and valuable considerations paid, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Patent and Holder hereto do hereby agree:

For value received, Our World Live, Inc., a Nevada corporation (“Borrower”) and Media Technologies, Inc., a Nevada corporation (“Parent”), promise to pay to [_________________] (the “Holder”), the principal sum of [$_________________].  Interest shall accrue from the Original Note Date on the unpaid principal amount at a rate equal to twelve percent (12%) per annum simple interest. This Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Promissory Note Purchase Agreement dated as of [_________________] (the “Purchase Agreement”).  Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” All capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement and other accompanying ancillary documents. This Note is subject to the following terms and conditions.

1.

Maturity.  Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on June 30, 2012 (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note, and the entire unpaid principal and accrued interest shall be due and payable on the Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon a default under this Note.

2.

Conversion.

(a)

Conversion by Holder.  On the Maturity Date, or in the event of Parent’s election to prepay the Note as provided in Section 2(b) below, the entire unpaid principal amount and accrued interest, of this Note may be converted into shares of the Parent’s common stock (the “Equity Securities”) by election of Holder at a price of fifty cents ($0.50) per share.  The number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire unpaid principal and accrued interest amount of this Note by (ii) $0.50 (i.e. fifty cents), rounded up to the nearest whole share.

(b)

Call by the Parent; Prepayment.   Anytime after 120 days from the Original Note Date, the Parent shall have the right to prepay this Note in full upon 30 days written notice to the Holder, provided that all of the Notes shall be prepaid on a pro rata basis.  During the 30 day notice period, the Holder shall have the right to convert the entire principal and any unpaid accrued interest of the Note into shares of Equity Securities.  In the event the Holder does not convert, the Parent shall pay the Holders at the end of the 30 day period.

(c)

Mechanics and Effect of Conversion.  Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Parent or any transfer agent of the Parent. At its expense, the Parent will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any accrued interest due. Upon conversion of this Note, the Parent will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

4.

Payment.  All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Parent. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

5.

Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Parent. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Parent. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

6.

Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law

7.

Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice

8.

Amendments and Waivers.   Any term of this Note may be amended only with the written consent of the Borrower, Parent and the Holder.  Any amendment or waiver affected in accordance with this Section 8 shall be binding upon the Borrower, Parent, the Holder and each transferee of any Note.

9.

Stockholders, Officers and Directors Not Liable.  In no event shall any stockholder, officer or director of the Parent be liable for any amounts due or payable pursuant to this Note.

10.

Counterparts.  This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

11.

Action to Collect on Note.  If action is instituted to collect on this Note, the Parent promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

12.

Loss of Note. Upon receipt by the Parent of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Parent (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Parent will make and deliver in lieu of such Note a new Note of like tenor.

IN WITNESS WHEREOF, Holder, Borrower and Parent have executed this Agreement effective as of the day and year first above written.

BORROWER

Our World Live, Inc.

/s/ Michael Williams

By: Michael Williams

Its:  President and CEO

PARENT

Media Technologies, Inc.

/s/ Bryant D. Cragun

By: Bryant D. Cragun

Its:  President and CEO

HOLDER

_______________________________

Holder